Exhibit 99.2

Celtic Leasing Corp.
Balance Sheets

	(Unaudited)
	September 30,	June 30,
	2012	2012
Assets
Cash and cash equivalents	$ 41,860,420	$ 37,673,786
Investments	668,533	632,327
Accounts receivable, net	24,560	612,723
Income tax receivable	-	388,292
Inventory	15,517,264	10,678,859
Net investment in leases	17,879,149	24,022,118
Fixed assets, net	85,867	100,697
Receivable from stockholders	25,639	26,364
Other assets	1,060,216	1,234,732
Total assets	$ 77,121,648	$ 75,369,898

Liabilities and Stockholders' Equity
Liabilities:
Deferred income taxes	$ 42,392,306	$ 42,440,372
Other liabilities	7,619,934	8,230,360
Total liabilities	50,012,240	50,670,732

Commitments and contingencies

Stockholders' equity:
Common stock, no par value; 10,000,000 shares authorized;
4,392,291 shares issued and outstanding	661,048	661,048
Receivables from sale of stock	(133,500)	(133,500)
Additional paid-in capital	39,551	39,551
Retained earnings	26,538,661	24,169,717
Accumulated other comprehensive income (loss)	3,648	(37,650)
Total stockholders' equity	27,109,408	24,699,166
Total liabilities and stockholders' equity	$ 77,121,648	$ 75,369,898

Celtic Leasing Corp.
Statements of Income (Unaudited)

	Three Months Ended
	September 30,
	2012	2011
Revenues:
Lease origination income	$ 1,773,529	$ 2,398,094
Gain on sale of residual interest in equipment leased	4,155,300	3,354,811
Interest income and other	477,922	550,966
Total revenues	6,406,751	6,303,871

Selling, general and administrative expenses	2,585,873	2,580,107

Income before provision for income taxes	3,820,878	3,723,764

Provision for income taxes	1,451,934	1,526,764

Net income	$ 2,368,944	$ 2,197,000

Celtic Leasing Corp.
Statements of Comprehensive Income (Unaudited)

	Three Months Ended
	September 30,
	2012	2011

Net income	$ 2,368,944	$ 2,197,000
Change in net unrealized gain (loss) on
available-for-sale securities, net of tax	41,298	(75,543)

Comprehensive income	$ 2,410,242	$ 2,121,457

Celtic Leasing Corp.
Statements of Cash Flows (Unaudited)

	Three Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net income	$ 2,368,944	$ 2,197,000
Adjustments to reconcile net income to net cash used
in operating activities:
Non-cash portion of lease origination income	(178,380)	(412,642)
Gain on sale of residual interests in equipment	(4,155,300)	(3,354,811)
Amortization of unearned interest income	(456,198)	(492,372)
Depreciation and amortization	14,830	15,330
Deferred income taxes	(48,066)	1,526,764
Changes in operating assets and liabilities:
Accounts receivable	588,163	(305,805)
Income tax receivable	388,292	804,387
Other assets	174,516	98,082
Accounts payable, accrued liabilities and
deferred revenues	(923,571)	(479,825)
Customer deposits	313,145	184,369
Net cash used in operating activities	(1,913,625)	(219,523)
Cash flows from investing activities:
Sales of investments	20,740	-
Purchases of investments	(15,647)	-
Payments received from lessees	10,241,630	4,373,209
Collection of receivable from stockholders	725	660
Loan made to stockholder	-	-
Proceeds from sales of direct financing leases	19,412,641	18,857,260
Equipment purchased for investment in direct
financing leases	(23,559,830)	(17,015,909)
Purchases of fixed assets	-	(9,825)
Net cash provided by investing activities	6,100,259	6,205,395
Cash flows from financing activities:
Dividends paid to stockholders	-	-
Net cash used in financing activities	-	-
Net change in cash and cash equivalents	4,186,634	5,985,872
Cash and cash equivalents, beginning of period	37,673,786	34,312,252
Cash and cash equivalents, end of period	$ 41,860,420	$ 40,298,124

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes	$ 539,020	$ 11,846

Supplemental schedule of noncash investing and financing activities:
Change in unrealized (loss) gain on available-for-sale securities	$ 41,298	$ (75,543)

Note 1 – Basis of Presentation

These unaudited financial statements include the accounts of Celtic Leasing Corp. (the “Company”).  The Company is principally engaged in leasing and financing equipment to commercial customers in the United States of America.  In the opinion of management, all normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been made.  The results of operations for the three months ended September 30, 2012 are not necessarily indicative of the results to be expected for the entire fiscal year.

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  Certain information in footnote disclosure normally included in financial statements prepared in accordance with U.S. GAAP has been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission.  These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s June 30, 2012 audited financial statements included in this Form 8-K/A.